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                                                                 EXHIBIT 10.40

                  FIRST AMENDMENT TO THE CONSULTING AGREEMENT

         This First Amendment to the Consulting Agreement is made this 13th day of March, 1997 by and between KENNETH F. BARBER, an individual (the "Consultant") and BALANCED CARE CORPORATION, a Delaware corporation (together with any related, affiliated or subsidiary corporation, the "Company").

                                  WITNESSETH:

         WHEREAS, the Consultant and the Company entered into that certain Consulting Agreement (the "Agreement") dated the 3rd day of October, 1996, for the Consultant to provide certain services to the Company; and

         WHEREAS, the Consultant and the Company desire to replace Section 12 in the Agreement to reflect the understanding of the parties with respect to Assignment.

         NOW, THEREFORE, for the consideration set forth in this Agreement, and intending to be legally bound hereby, the Consultant and the Company mutually agree to amend the Agreement as follows:

         1. Section 12 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  12. Assignment. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, transferees, successors and assigns. This Agreement shall be assignable by the Company to a subsidiary, affiliate or successor corporation. The Consultant shall not have the right to assign this Agreement without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion; provided, however, that the Consultant shall have the right to subcontract or assign work under this Agreement to the Consultant's employees or other independent contractors so long as any such subcontractee or assignee agrees to be bound by the provisions of Paragraph 5 (Confidentiality; Non-Disclosure) and Paragraph 6 (Independent Contractor) of this Agreement, and further provided that the Consultant shall provide written notice to the Company prior to any such assignment.

         Except as modified herein, the Agreement remains in full force and effect.

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         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed and delivered this First Amendment to the Consulting Agreement on the date first written above.


                                            CONSULTANT

                                            By:/s/ Kenneth F. Barber
                                               ---------------------
                                               Kenneth F. Barber



                                            BALANCED CARE CORPORATION,
                                            a Delaware corporation



                                            By:/s/ Brad E. Hollinger
                                               -------------------------
                                                   Name: Brad E. Hollinger
                                                   Title: Chairman and CEO


Reviewed by the BCC Legal Department
by Robin Barber on 3/13/97.


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